CONTACT:                         -OR-           INVESTOR RELATIONS COUNSEL:
Symposium Corporation                           The Equity Group Inc.
Rupert Galliers-Pratt, Co-Chairman & CEO        www.theequitygroup.com
Ronald Altbach, Co-Chairman & COO               Arthur Occhi     (212) 836-9605
(212) 754-9901                                  Devin Sullivan   (212) 836-9608
RAltbach@symposiumcorp.com

                              FOR IMMEDIATE RELEASE

            SYMPOSIUM CORPORATION ANNOUNCES SEPARATE AGREEMENTS TO ACQUIRE
                       TWO TRANSACTION-ORIENTED COMPANIES


New York, NY -- June 24, 1999 -- Symposium Corporation (OTCBB: SYPM) ("Symposium") today announced that, as part of its overall strategy to identify, acquire and consolidate companies in niche markets in direct marketing and financial services, it entered agreements to acquire two transaction-oriented companies.

Symposium has acquired from Direct Sales International LP ("DSI") an option to purchase all of DSI's assets for $22.9 million plus the amount necessary to enable DSI to repay its bank loan and the assumption of DSI's accounts payable, accrued expenses and deferred revenues. The amount necessary to enable DSI to repay its bank loan is expected to be less than $1 million. The option expires on November 30, 1999.

DSI, which is based in Atlanta, Georgia, is a subscription sales agent provider for consumer magazines in the United States. DSI has been granted the direct authority to act on behalf of magazine publishers, accepting magazine subscription orders either directly from consumers or from independent telesales organizations and placing those orders with fulfillment houses designated by the publishers. The magazine subscriptions are sold to the customers in bundles of magazines. DSI generally finances these purchases by accepting from customers' 12 equal monthly payments which are automatically charged to the customers' credit cards. According to DSI, these receivables, net of reserves, exceeded $22 million at December 31, 1998.

According to unaudited financial statements provided by DSI, DSI had revenues of approximately $106 million and EBITDA of approximately $5.3 million for the year ended December 31, 1998. At that date, DSI's accounts payable, accrued expenses and deferred revenues were approximately $3 million.

                                     (more)

Symposium Corporation Press Release                                       Page 2
June 24, 1999

Symposium also signed an agreement with AmeriNet, Inc. to purchase 50.1% of the outstanding common shares of AmeriNet, Inc. for $5 million. This acquisition is scheduled to close within 45 days of the completion of AmeriNet's audit, which has recently commenced. According to unaudited financial statements provided to Symposium by AmeriNet, AmeriNet processed approximately $16 million of transactions in 1998, its first full year of operation, with a loss before taxes, depreciation and amortization of approximately $400,000 for the year.

Based in Oregon, AmeriNet seeks to capitalize on the growth in E-commerce by offering a complete direct electronic debit service known as "DEBIT-IT"(TM) both to merchants selling goods over the Internet as a method of payment by the customer and as a service for business to business transactions. AmeriNet's service permits merchants to offer customers an alternative to payment by credit card, which is particularly important in generating E-commerce sales to the estimated 40% of American adults who do not have a credit card. Payment by this method has approximately the same cost to the merchant as a credit card and is designed to be as easy to use by the customer as a credit card. AmeriNet, which conducts business under the name WWW.DEBIT-IT.COM, currently services over one hundred individual merchants. These merchants include calling centers, distributors and fulfillment centers, all of which deal with transactions generated through infomercials and direct response commercials, as well as transactions which result from outbound and inbound direct marketing via telemarketing.

Rupert Galliers-Pratt, Co-Chairman and CEO of Symposium Corporation, commented, "These acquisitions represent an important step in our overall strategy and define the business and technology platform upon which Symposium expects to continue to grow. These companies each enjoy a prominent position in niche markets, have low capital expenditure requirements, operate in a fragmented competitive landscape and offer the opportunity for high growth potential and a high rate of return on investment. Each of these businesses, once acquired, will be actively managed so as to take full advantage of economies of scale, encourage third-party competitive pricing, capitalize on symbiotic opportunities and create additional transactional opportunities by leveraging the personal preference information produced by the transactions of these businesses. Moreover, Symposium will use each of these businesses as a springboard upon which to pursue a consolidation strategy in specific niches."

Symposium is in the process of completing due diligence for each of these transactions. In addition, Symposium does not presently have the cash necessary to complete either the DSI or AmeriNet transaction. Accordingly, there is no assurance that Symposium will be able to complete either transaction.

                                     (more)

Symposium Corporation Press Release                                       Page 3
June 24, 1999

Symposium also noted that the shareholders of Hamilton Telecommunications Ltd. had agreed to extend the final closing date to August 14, 1999 (from June 14, 1999). With the commencement of quotation for the Common Stock of Symposium on the OTC Bulletin Board, the principal remaining condition to closing that acquisition is obtaining the financing for the $5.75 million cash portion of the purchase price. Symposium is presently seeking to raise that financing, but as of this date has no commitments. Hamilton is an international audiotext service operator.

Lastly, Symposium announced that it had sold to Richard Prochnow, the principal owner and President of DSI and a 50% owner of AmeriNet, 2.5 million shares of Symposium Common Stock representing approximately 20% of the outstanding Common Stock, for a secured promissory note due December 31, 1999. Mr. Prochnow has the right to rescind the transaction, and the Company has the right to repurchase the shares, under certain conditions. As a result of that purchase, Mr. Prochnow has become the largest shareholder of Symposium. If the DSI transaction is completed, it is anticipated that Mr. Prochnow would become a member of the Board of Directors of Symposium.

This press release includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 ("Securities Act") and Section 21E of the Securities Exchange Act of the 1934 (the "Exchange Act"). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Forward-looking statements involve numerous risks and uncertainties. Forward-looking statements in this press release include the Company's statements that (or to the effect that) (i) the Company will be successful in raising the necessary funds to complete the acquisitions, (ii) these or other acquisitions will be completed, and (iii) the Company intends to expand business operations through developing niche market businesses. As a result of these factors and other important risks and uncertainties described in the Company's most recently filed Registration Statement on Form 10-SB and quarterly report on Form 10-QSB which should be read in conjunction herewith, copies of which are available from the Company's Investor Relations Department, actual results may differ materially from those contemplated by the forward-looking statements set forth herein. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any statement herein or to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

                                         # # #